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                       SPLIT DOLLAR INSURANCE AGREEMENT


    THIS AGREEMENT made effective this 13th day of December, 1991, between KMG-BERNUTH, INC., (hereinafter called the Employer), and BOBBY D. GODFREY, an employee of Employer, (hereinafter called the Employee).

    WHEREAS, the Employee has been employed by the Employer and the Employer desires to encourage the Employee to remain in its service by the establishment of a Split Dollar life insurance plan, and

    WHEREAS, the Employee agrees to participate in such plan as hereinafter provided.

    NOW, THEREFORE, it is agreed that:

    1.   PURCHASE OF POLICY/POLICY OWNERSHIP

         The Employee shall apply to The Prudential Insurance Company of America (Prudential) for a Life Insurance Policy in the face amount of $405,000 on the life of the Employee (with a $175,000 Decreasing Term Rider), which policy shall be owned by the Employee or his transferee (hereinafter called the Transferee), and is described on the attached Schedule A. The Employee reserves all rights of ownership in the policy except those specifically granted to the Employer in this Agreement.

         In the event that the Employee has transferred or shall transfer all of his interest in the policy which is the subject of this Agreement (other than rights collectively assigned to the Employer pursuant to this Agreement), then all of the Employee's interest in the policy and in this Agreement shall be vested in the Transferee and the Employee shall have no further interest in the policy and this Agreement, and any and all rights, duties or obligations of the Employee shall thereafter be exercisable by the Transferee.

    2.   PAYMENT OF PREMIUMS

         The Employer shall pay from its funds and remit to Prudential each premium due in accordance with the mode of premium payment as provided in the policy on or before the due date.

    3.   COLLATERAL ASSIGNMENT

         The Employee shall assign the policy to the Employer as the Employer's interest may appear to secure the return to the Employer of payments made under Section 2. The interest of the Employer at any time shall be the sum of


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    the amounts applied to the payment of premiums on the policy by the Employer less any indebtedness on the policy previously incurred by Employer.

         The Employer shall release its interest in the policy, cancel the collateral assignment, and transfer physical possession of the policy to the Employee upon payment of the total indebtedness owed by the Employee to the Employer. Such release, cancellation and transfer shall terminate all obligations of the Employer under this Agreement.

    4.   DIVIDEND OPTION

         The annual dividend, if any, shall be applied to provide paid-up additional insurance on the life of the Employee.

    5.   AVAILABILITY OF LOAN VALUES TO EMPLOYER

         Upon the request of the Employer, the Employee shall join in an application for a policy loan in an amount not greater than the interest of the Employer and direct Prudential to make the checkin payment thereof payable to the joint order of the Employer and the Employee. The Employee shall endorse such check to make it payable to the order of the Employer.

    6.   TERMINATION OF AGREEMENT

         This Agreement shall terminate on the first to occur of (i) the receipt of Notice of Termination by either party from the other party to the Agreement, (ii) the date the Employee leaves the Employer's service. Within 30 days after termination of this Agreement for any reason, the Employee shall have the right to pay the interest of the Employer to the Employer. If the Employee does not exercise that right, the Employee shall upon the request of the Employer, apply for a loan in an amount not to exceed the interest of the Employer under this Agreement. The Employee shall direct Prudential to make the check in payment thereof payable to the joint order of the Employer and the Employee.

    7.   SATISFACTION OF EMPLOYER'S INTEREST FROM DEATH PROCEEDS

         The Employee further agrees that in the event of the death of Employee, the Employer shall receive, as collateral assignee, directly from Prudential an amount equal to the total amount of the Employee's indebtedness to the Employer under this Agreement, less any amounts borrowed against the policy, including interest thereon, by the Employer, existing as of the date of the death of the Employee, and that no beneficiary under the said policy shall have any right to the said indebtedness repayment from the policy proceeds or avails.


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    The Employer agrees that upon the death of Employee it will satisfy the indebtedness to it out of the proceeds of said policy, and will release all other interest in such proceeds in favor of the beneficiary or beneficiaries designated in said policy.

    8.   AGREEMENT BINDING

         This Agreement shall be binding upon the parties hereto, their heirs, legal representatives or successors.

    9.   AMENDMENT

         This Agreement shall not be modified or amended except by a written Agreement signed by the parties.

    10.  STATE LAW

         This Agreement shall be subject to and governed by the laws of the State of Texas.

    11.  INSURANCE COMPANY NOT A PARTY TO AGREEMENT

         Notwithstanding the provisions of this Agreement, Prudential is not a party to this Agreement and shall have no rights, obligations or duties with respect thereto.

    12.  NAMED FIDUCIARY AND PLAN ADMINISTRATOR

         The person holding the position of corporate Secretary of the Employer from time to time is hereby designated the "named fiduciary". The named fiduciary shall be responsible for the management, control and administration of the Split Dollar Plan as established herein.

         The named fiduciary may allocate to others certain aspects of the management and operational responsibilities of the plan, including the employment of advisors and the delegation of any ministerial duties to the qualified individuals.

    13.  CLAIMS PROCEDURE


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    A.   Filing of Benefit Claims

         1. When an Employee, beneficiary, or his or her duly authorized representative (hereinafter referred to as the "Claimant") have a claim which may be covered under the provisions of the insurance policy described in the attached Schedule A, he or she should contact Prudential.

         2. Claim forms and claim information can be obtained from Prudential.

         3. The claim must be in writing on a Prudential Claim Form and delivered, along with a certified copy of the death certificate, to Prudential either in person or by mail, postage paid.
         B.   Initial Disposition of Benefit Claims

         1. Within ninety (90) days after receipt of a claim, Prudential shall send to the Claimant, by mail, postage prepaid, a notice granting or denying, in whole or in part, a claim for benefits.

         2. If a claim for benefits is denied, Prudential shall provide to the Claimant written notice setting forth in a manner calculated to be understood by the Claimant:

              (a)  The specific reason or reasons for the denial;

              (b) Specific reference to pertinent policy provisions on which the denial is based;

              (c) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

              (d) Appropriate information as to the steps to be taken if the Claimant wishes to submit his or her claim for review.

         3. If the claim is payable, a benefit check will be issued to the Claimant.

         4. The ninety (90) day period may be extended if special circumstances require an extension of time to process the claim for benefits.


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         5.   Written notice of the extension shall be furnished to the
              Claimant prior to the termination of the initial 90-day period by Prudential.

         6. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which Prudential expects to render the final decision.

         7. In no event shall such extension exceed a period of 90 days from the end of the initial 90-day period.

         8. If a notice of denial is not received within 90 days of the claim being filed, the claim shall be deemed denied and the Claimant shall be permitted to proceed to the review stage.

    C.   Review Procedure

         1.   Within sixty (60) days of:

              (a) The receipt by the Claimant of written notification denying, in whole or in part, his or her claim, or

              (b) A deemed denial resulting from Prudential's failure to provide the Claimant with written notice of denial within 90 days of the claim being filed, the Claimant may appeal a denied claim to Prudential or a person designated by Prudential.

         2.   The Claimant may:

              (a)  Request a review upon written application to Prudential;

              (b)  Review pertinent documents; and

              (c)  Submit issues and comments in writing.

         3. The decision on review shall be made within sixty (60) days of Prudential's receipt of a request for review.

         4. The sixty (60) day period may be extended if special circumstances require an extension of time to process the review.


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         5.   If an extension is required:

              (a) Written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension; and

              (b) A decision shall be rendered within 60 days or within 120 days if an extension is granted, then the claim shall be deemed denied on review.

    D.   Other Remedies

         1. After exhaustion of the claims procedures, nothing shall prevent any person from pursuing any other legal or equitable remedy otherwise available.

CORPORATE SEAL                                 KMG-BERNUTH, INC.


      /s/ MAREEN S. GILROY                  /s/ DAVID L. HATCHER
----------------------------------      ---------------------------------
           Secretary                               President

In presence of:

                                        Employee's
   /s/ MAREEN S. GILROY                 Signature  /s/ BOBBY D. GODFREY
----------------------------------               ------------------------


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                                   SCHEDULE A


    It is agreed, pursuant to the foregoing Split Dollar Life Insurance Agreement dated December 13, 1992 that the following described policy of life insurance shall be subject to the provisions of said Agreement.

    Policy No. 61345996 issued by The Prudential Insurance Company of American on December 13, 1991, insuring the life of Bobby D. Godfrey.


























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